Hims & Hers Health, Inc. Reports Fourth Quarter and Full Year 2025 Financial Results

Revenue of approximately $2.35 billion, up 59% year-over-year in 2025

Net income of $128 million; Adjusted EBITDA of $318 million in 2025

Subscribers grew to over 2.5 million, up 13% year-over-year in 2025

Provides Q1 and full year 2026 guidance1, with full year 2026 revenue in the range of $2.7 billion to $2.9 billion and Adjusted EBITDA in the range of $300 million to $375 million

SAN FRANCISCO, February 23, 2026 – Hims & Hers Health, Inc. (“Hims & Hers” or the “Company”, NYSE: HIMS), the leading health and wellness platform, today announced financial results for the fourth quarter and full year ended December 31, 2025 in a shareholder letter that is posted at investors.hims.com.

“More than 2.5 million subscribers now rely on us for a healthcare experience that is both accessible and deeply personal – and we believe we’re well on our way to becoming the global leader in consumer health,” said Andrew Dudum, co-founder and CEO. “In 2025, we made it possible for more customers across the world to depend on us for access to care across an expanding range of conditions. From launching hormone therapies and diagnostics, introducing Labs to unlock deeper health insights, and taking meaningful steps to grow internationally, the investments we’re making today position us to set a new standard in healthcare for people everywhere. The continued growth and diversification of our platform is helping to create a world where proactive, preventative, and personalized care can feel like a luxury without actually costing like one.”

“Our financial results in 2025 demonstrate the power of scaling a deeply personalized consumer health platform,” said Yemi Okupe, Chief Financial Officer. “Revenue grew 59% year-over-year to $2.35 billion as we expanded our subscriber base and increased engagement across specialties by bringing new sources of value to millions of customers. With a strong balance sheet and robust operating cash flow from tenured specialties in our domestic operations, we have the flexibility to invest in scaling new specialties, advancing our technology and infrastructure, and expanding internationally, all supporting our path toward our 2030 targets of at least $6.5 billion in revenue and $1.3 billion in Adjusted EBITDA.”

1 Our first quarter and full year 2026 outlook: (i) excludes any potential contributions from the recently announced proposed acquisition of Eucalyptus, which is expected to close during the middle of calendar year 2026, subject to customary closing conditions, including regulatory approvals, and (ii) assumes the ongoing ability to provide access to compounded semaglutide through our platform, and no changes to our current business relationships.

Key Business Metrics
(In Thousands, Except for Monthly Revenue per Average Subscriber and Monthly Online Revenue per Average Subscriber, Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Subscribers (end of period)	2,511	2,229	13%	2,511	2,229	13%
Monthly Revenue per Average Subscriber	$83	$75	11%	$83	$65	28%
Monthly Online Revenue per Average Subscriber	$82	$73	12%	$81	$64	27%

Revenue
(In Thousands, Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
United States Revenue	$554,147	$474,259	17%	$2,213,648	$1,449,671	53%
Rest of the World Revenue	63,671	6,880	825%	133,989	26,843	399%
Total revenue	$617,818	$481,139	28%	$2,347,637	$1,476,514	59%

Online Revenue	$609,113	$470,760	29%	$2,311,449	$1,437,937	61%
Wholesale Revenue	8,705	10,379	(16)%	36,188	38,577	(6)%
Total revenue	$617,818	$481,139	28%	$2,347,637	$1,476,514	59%

Fourth Quarter 2025 Financial Highlights
•Revenue was $617.8 million for the fourth quarter of 2025 compared to $481.1 million for the fourth quarter of 2024, an increase of 28% year-over-year.
•Gross margin was 72% for the fourth quarter of 2025 compared to 77% for the fourth quarter of 2024.
•Net income was $20.6 million for the fourth quarter of 2025 compared to $26.0 million for the fourth quarter of 2024.
•Adjusted EBITDA was $66.3 million for the fourth quarter of 2025 compared to $54.1 million for the fourth quarter of 2024.
•Net cash provided by operating activities was $61.3 million for the fourth quarter of 2025 compared to $86.4 million for the fourth quarter of 2024.
•Free Cash Flow was $(2.6) million for the fourth quarter of 2025 compared to $59.5 million for the fourth quarter of 2024.

Full Year 2025 Financial Highlights
•Revenue was $2,347.6 million for the year ended December 31, 2025 compared to $1,476.5 million for the year ended December 31, 2024, an increase of 59% year-over-year.
•Gross margin was 74% for the year ended December 31, 2025 compared to 79% for the year ended December 31, 2024.
•Net income was $128.4 million for the year ended December 31, 2025, compared to $126.0 million for the year ended December 31, 2024, which was impacted by the change in valuation allowance of $68.0 million due to the release of the valuation allowance on our domestic deferred tax assets, partially offset by tax activity for that period.
•Adjusted EBITDA was $318.0 million for the year ended December 31, 2025 compared to $176.9 million for the year ended December 31, 2024.
•Net cash provided by operating activities was $300.0 million for the year ended December 31, 2025 compared to $251.1 million for the year ended December 31, 2024.
•Free Cash Flow was $57.4 million for the year ended December 31, 2025 compared to $198.3 million for the year ended December 31, 2024.

Reconciliations of Adjusted EBITDA and Free Cash Flow, non-GAAP measures, to net income and net cash provided by operating activities, respectively, their most comparable financial measures under generally accepted accounting principles in the United States (“U.S. GAAP”), have been provided in this press release in the accompanying tables. Additional information about Adjusted EBITDA and Free Cash Flow is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook2

Hims & Hers is providing the following guidance:

For the first quarter 2026, we expect:
•Revenue of $600 million to $625 million.
•Adjusted EBITDA of $35 million to $55 million, reflecting an Adjusted EBITDA margin of 6% to 9%.

For the full year 2026, we expect:
•Revenue of $2.7 billion to $2.9 billion.
•Adjusted EBITDA of $300 million to $375 million, reflecting an Adjusted EBITDA margin of 11% to 13%.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Cautionary Note Regarding Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have relied upon the exception in Item 10(e)(1)(i)(B) of Regulation S-K and have not reconciled forward-looking Adjusted EBITDA to its most directly comparable U.S. GAAP measure, net income or loss, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income or loss. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call

Hims & Hers will host a conference call to review the fourth quarter and full year 2025 results on February 23, 2026, at 5:00 p.m. ET. The conference call can be accessed by dialing +1 (888) 510-2630 for U.S. participants and +1 (646) 960-0137 for international participants, and referencing conference ID #1704296. A live audio webcast will be available online at investors.hims.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at the same link.

About Hims & Hers Health, Inc.

Hims & Hers is the leading health and wellness platform on a mission to help the world feel great through the power of better health.

We believe how you feel in your body and mind transforms how you show up in life. That’s why we’re building a future where nothing stands in the way of harnessing this power. Hims & Hers normalizes health & wellness challenges—and innovates on their solutions—to make feeling happy and healthy easy to achieve. No two people are the same, so the Company provides access to personalized care designed for results.

For more information, please visit investors.hims.com.
2 Our first quarter and full year 2026 outlook: (i) excludes any potential contributions from the recently announced proposed acquisition of Eucalyptus, which is expected to close during the middle of calendar year 2026, subject to customary closing conditions, including regulatory approvals, and (ii) assumes the ongoing ability to provide access to compounded semaglutide through our platform, and no changes to our current business relationships.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “assumes,” “may,” “will,” “likely,” “potential,” “projects,” “predicts,” “continue,” “goal,” “strategy,” “future,” “forecast,” “target,” “outlook,” “opportunity,” “confidence,” “foundation,” “groundwork,” or “should,” or, in each case, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to our financial outlook and guidance, including our mission to drive top-line revenue growth and profitability and our ability to attain our 2026 and long-term financial and operational targets; our expected future financial and business performance, including with respect to the Hims & Hers platform, our marketing campaigns, investments in innovation, the solutions accessible on our platform, the markets accessible on our platform, and our infrastructure, and the underlying assumptions with respect to the foregoing; potential strategic investments, partnerships, or collaborations, and the expected timing or outcome of any such investments, partnerships, or collaborations; statements relating to events and trends relevant to us, including with respect to our regulatory environment, financial condition, results of operations, short- and long-term business operations, objectives, strategy, and financial needs; expectations regarding our mobile applications, market acceptance, user experience, customer retention, brand development, our ability to invest and generate a return on any such investment, customer acquisition costs, operating efficiencies and leverage (including our fulfillment capabilities), the effect of any pricing decisions, changes in our product or offering mix, and the timing and market acceptance of any new products or offerings, the timing and anticipated effect of any pending or recently completed acquisitions; the success of our business model; our market opportunity; our ability to scale our business and expand internationally; the growth of certain of our specialties; our ability to innovate on and expand the scope of our offerings and experiences, including through the use of diagnostics, data analytics and artificial intelligence; our ability to reinvest into the customer experience; and our ability to comply with the extensive, complex and evolving legal and regulatory requirements applicable to our business, including without limitation state and federal healthcare, privacy and consumer protection laws and regulations, and the effect or outcome of litigation or governmental actions or statements in relation to any such legal and regulatory requirements. These statements are based on management’s current expectations, but actual results may differ materially due to various factors.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, the forward-looking statements contained in this press release are based on our current expectations, assumptions, and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the Risk Factors and other sections of our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and other current and periodic reports we file from time to time with the Securities and Exchange Commission (the “Commission”).

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The forward-looking statements contained in this press release are made only as of February 23, 2026. We undertake no obligation (and expressly disclaim any obligation) to update or revise any forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in reports we have filed or will file with the Commission, including our most recently filed Annual Report on Form 10-K, our most recently filed Quarterly Report on Form 10-Q, and other current and periodic reports we file from time to time. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in such reports, those results or developments may not be indicative of results or developments in subsequent periods.

Key Business Metrics

We continually and strategically review our key business metrics to ensure that they are helpful in managing or monitoring the performance of our business as it grows, which may result in changes in our key business metrics over time. Historically, we have disaggregated our total revenue between Online Revenue and Wholesale Revenue (both defined below). During 2025, as a result of completed acquisitions, we launched operations in the European Union and Canada, and deepened our presence in the United Kingdom. We expect to continue to expand internationally, including in connection with our proposed acquisition of Eucalyptus. As a result, we are now disaggregating our total revenue between United States Revenue and Rest of the World Revenue (both defined below). Online Revenue and Wholesale Revenue have become a less relevant disaggregation of our total revenue, and we anticipate no longer reporting these financial results beginning with the three months ending March 31, 2026. Additionally, Monthly Online Revenue per Average Subscriber (as defined below) has become less relevant for our business. We anticipate no longer reporting this metric beginning with the three months ending March 31, 2026, and are instead reporting Monthly Revenue per Average Subscriber, as defined below.

“United States Revenue” represents the sales of products and services by our consolidated legal entities operating within jurisdictions located inside of the United States.

“Rest of the World Revenue” represents the sales of products and services by our consolidated legal entities operating within jurisdictions located outside of the United States.

“Online Revenue” represents the sales of products and services on our platform, net of refunds, credits, and chargebacks, and includes revenue recognition adjustments recorded pursuant to U.S. GAAP, primarily relating to deferred revenue and returns reserve. Online Revenue is generated by selling directly to consumers through our websites and mobile applications. Our Online Revenue consists of products and services purchased by customers directly through our online platform. The majority of our Online Revenue is subscription-based, where customers agree to be billed on a recurring basis to have products and services automatically delivered to them. Online Revenue also includes sales from customers who have made one-time purchases.

“Wholesale Revenue” represents non-prescription product sales to retailers through wholesale purchasing agreements. Wholesale Revenue also includes non-prescription product sales to third-party platforms through consignment arrangements. In addition to being revenue generative and profitable, wholesale partnerships and consignment arrangements have the added benefit of generating brand awareness with new customers in physical environments and on third-party platforms.

“Subscribers” are customers who have one or more “Subscriptions” pursuant to which they have agreed to be automatically billed on a recurring basis at a defined cadence. The Subscription billing cadence is typically defined as a number of days (for example, billed every 30 days or every 90 days), which are excluded from our reporting when payment has not occurred at the contracted billing cadence. Subscribers can cancel or snooze Subscriptions in between billing periods to stop receiving additional products and/or services and can reactivate Subscriptions to continue receiving additional products and/or services. Customers who have made one-time purchases are not considered Subscribers.

“Monthly Revenue per Average Subscriber” is defined as total revenue divided by “Average Subscribers”, which amount is then further divided by the number of months in a period. “Average Subscribers” are calculated as the sum of the Subscribers at the beginning and end of a given period divided by 2.

“Monthly Online Revenue per Average Subscriber” is defined as Online Revenue divided by Average Subscribers, which amount is then further divided by the number of months in a period.

CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data, Unaudited)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$228,616	$220,584
Short-term available-for-sale investments	348,876	79,667
Inventory	80,128	64,427
Prepaid expenses and other current assets	110,018	31,153
Total current assets	767,638	395,831
Restricted cash	—	856
Long-term available-for-sale investments	351,263	—
Goodwill	278,325	112,728
Property, equipment, and software, net	311,930	82,083
Intangible assets, net	196,116	43,410
Operating lease right-of-use assets	137,046	10,881
Deferred tax assets, net	82,707	61,603
Other long-term assets	29,680	147
Total assets	$2,154,705	$707,539
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$143,278	$91,180
Accrued liabilities	78,518	53,013
Deferred revenue	127,160	75,285
Earn-out payable	46,986	—
Earn-out liabilities	3,646	—
Operating lease liabilities	4,843	1,889
Total current liabilities	404,431	221,367
Convertible senior notes, net	972,580	—
Operating lease liabilities	143,167	9,456
Earn-out liabilities	53,009	—
Deferred tax liabilities, net	28,856	—
Other long-term liabilities	11,734	—
Total liabilities	1,613,777	230,823
Commitments and contingencies
Stockholders' equity:
Common stock – Class A shares, par value $0.0001, 2,750,000,000 shares authorized and 218,867,898 and 212,459,586 shares issued and outstanding as of December 31, 2025 and 2024, respectively; Class V shares, par value $0.0001, 10,000,000 shares authorized and 8,377,623 shares issued and outstanding as of December 31, 2025 and 2024	23	22
Additional paid-in capital	652,383	719,155
Accumulated other comprehensive income (loss)	2,294	(324)
Accumulated deficit	(113,772)	(242,137)
Total stockholders' equity	540,928	476,716
Total liabilities and stockholders' equity	$2,154,705	$707,539

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In Thousands, Except Share and Per Share Data, Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$617,818	$481,139	$2,347,637	$1,476,514
Cost of revenue	173,383	111,598	614,259	303,379
Gross profit	444,435	369,541	1,733,378	1,173,135
Gross margin %	72%	77%	74%	79%
Operating expenses:(1)
Marketing	238,049	221,085	919,296	678,844
Operations and support	80,073	58,083	286,444	185,802
Technology and development	40,962	23,749	149,301	78,819
General and administrative	76,165	48,028	272,724	167,767
Total operating expenses	435,249	350,945	1,627,765	1,111,232
Income from operations	9,186	18,596	105,613	61,903
Other income (expense):
Change in fair value of equity securities	4,437	—	4,437	—
Change in fair value of liabilities	(1,629)	—	(9,255)	—
Other income, net	6,359	3,695	23,129	9,808
Total other income, net	9,167	3,695	18,311	9,808
Income before income taxes	18,353	22,291	123,924	71,711
Benefit from income taxes	2,248	3,734	4,441	54,327
Net income	20,601	26,025	128,365	126,038
Other comprehensive income (loss)	1,373	(553)	2,618	(200)
Total comprehensive income	$21,974	$25,472	$130,983	$125,838

Net income per share attributable to common stockholders:
Basic	$0.09	$0.12	$0.57	$0.58
Diluted	$0.08	$0.11	$0.51	$0.53
Weighted average shares outstanding:
Basic	227,056,624	219,027,485	224,959,268	215,939,037
Diluted	248,096,429	240,725,350	258,230,547	236,808,876
______________
(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Marketing	$3,185	$2,637	$12,510	$9,392
Operations and support	5,873	2,743	18,910	10,205
Technology and development	5,106	3,824	19,240	12,534
General and administrative	20,324	15,145	84,584	60,191
Total stock-based compensation expense	$34,488	$24,349	$135,244	$92,322

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands, Unaudited)

	Years Ended December 31,
	2025	2024
Operating activities
Net income	$128,365	$126,038
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	54,502	17,088
Stock-based compensation	135,244	92,322
Change in fair value of equity securities	(4,437)	—
Change in fair value of liabilities	9,255	—
Net accretion on securities	(2,032)	(4,355)
Benefit from deferred taxes	(12,961)	(61,649)
Impairment of long-lived assets	531	114
Amortization of debt discount and issuance costs	4,529	—
Non-cash operating lease cost	12,413	2,546
Non-cash acquisition-related costs	5,893	—
Non-cash other	(2,135)	357
Changes in operating assets and liabilities:
Inventory	(13,722)	(41,612)
Prepaid expenses and other current assets	(51,856)	(9,494)
Other long-term assets	(518)	(56)
Accounts payable	30,297	43,710
Accrued liabilities	(43,053)	23,791
Deferred revenue	51,604	67,552
Operating lease liabilities	(1,913)	(2,443)
Earn-out payable	—	(2,825)
Net cash provided by operating activities	300,006	251,084
Investing activities
Purchases of available-for-sale investments	(725,838)	(160,564)
Maturities of available-for-sale investments	108,698	208,940
Proceeds from sales of available-for-sale investments	—	725
Investment in website development and internal-use software	(16,546)	(11,095)
Purchases of property, equipment, and intangible assets	(226,045)	(41,655)
Acquisition of businesses, net of cash acquired	(145,227)	(15,399)
Purchase of equity securities	(20,000)	—
Net cash used in investing activities	(1,024,958)	(19,048)
Financing activities
Proceeds from issuance of convertible senior notes, net of debt discount	970,000	—
Purchases of capped calls related to convertible senior notes	(47,800)	—
Proceeds from exercise of vested stock options	11,033	26,651
Payments for taxes related to net share settlement of equity awards	(116,669)	(52,501)
Repurchases of common stock	(89,960)	(83,039)
Proceeds from employee stock purchase plan	6,440	3,901
Payments for debt issuance costs	(3,424)	—
Payments for acquisition-related earn-out consideration	—	(3,190)
Proceeds from exercise of Class A common stock warrants	—	333
Net cash provided by (used in) financing activities	729,620	(107,845)
Foreign currency effect on cash and cash equivalents	2,508	(270)
Increase in cash, cash equivalents, and restricted cash	7,176	123,921
Cash, cash equivalents, and restricted cash at beginning of period	221,440	97,519
Cash, cash equivalents, and restricted cash at end of period	$228,616	$221,440
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$228,616	$220,584
Restricted cash	—	856
Total cash, cash equivalents, and restricted cash	$228,616	$221,440
Supplemental disclosures of cash flow information
Cash paid for taxes	$23,162	$7,916
Non-cash investing and financing activities
Purchases of property and equipment included in accounts payable and accrued liabilities	$25,244	$7,781
Right-of-use asset obtained in exchange for lease liability	132,837	2,593
Issuance of common stock in connection with asset acquisition	12,760	—
Common stock to be issued for asset acquisition indemnification holdback	6,380	—
Common stock issued, contingent consideration, additional consideration payable, and liabilities assumed in connection with acquisition of businesses	200,267	16,000
Issuance of common stock for acquisition-related earn-out consideration	—	1,396

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. GAAP, we present Adjusted EBITDA (which is a non-GAAP financial measure), Adjusted EBITDA margin (which is a non-GAAP ratio), and Free Cash Flow (which is a non-GAAP financial measure) each as defined below. We use Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow, when taken together with the corresponding U.S. GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that the use of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow is helpful to our investors as they are used by management in assessing the health of our business, our operating performance, and our liquidity.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures or ratios differently or may use other financial measures or ratios to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow as tools for comparison. Reconciliations are provided below to the most directly comparable financial measures stated in accordance with U.S. GAAP. Investors are encouraged to review our U.S. GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. “Adjusted EBITDA” is defined as net income before stock-based compensation, depreciation and amortization, acquisition and transaction-related costs (which includes (i) consideration paid for employee and nonemployee compensation with vesting requirements incurred directly as a result of acquisitions, and (ii) transaction professional services), change in fair value of liabilities, payroll tax expense related to stock-based compensation, impairment of long-lived assets, legal settlement expenses that are considered non-recurring, change in fair value of equity securities, income taxes, and interest income and expense, net. “Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by revenue.

In the second quarter of 2025, we revised our definition of Adjusted EBITDA to include payroll tax expense related to stock-based compensation, which comprises employer taxes incurred upon vesting of restricted stock units and upon exercise of nonqualified stock options. As a result of recent trends in our stock price, this amount was not considered significant for prior periods and, accordingly, prior period disclosures were not recast to conform to the current presentation.

Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. We compensate for these limitations by providing specific information regarding the U.S. GAAP items excluded from Adjusted EBITDA. When evaluating our performance, you should consider Adjusted EBITDA in addition to, and not as a substitute for, other financial performance measures, including our net income and other U.S. GAAP results.

Net Income to Adjusted EBITDA Reconciliation
(In Thousands, Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Revenue	$617,818	$481,139	$2,347,637	$1,476,514

Net income	20,601	26,025	128,365	126,038
Stock-based compensation	34,488	24,349	135,244	92,322
Depreciation and amortization	18,092	6,061	54,502	17,088
Acquisition and transaction-related costs	3,451	2,155	15,544	3,979
Change in fair value of liabilities	1,629	—	9,255	—
Payroll tax expense related to stock-based compensation	1,555	—	6,947	—
Legal settlement	—	2,008	—	2,008
Impairment of long-lived assets	—	—	531	114
Benefit from income taxes	(2,248)	(3,734)	(4,441)	(54,327)
Change in fair value of equity securities	(4,437)	—	(4,437)	—
Interest income and expense, net	(6,805)	(2,741)	(23,526)	(10,349)
Adjusted EBITDA	$66,326	$54,123	$317,984	$176,873

Net income as a % of revenue	3%	5%	5%	9%
Adjusted EBITDA margin	11%	11%	14%	12%

Free Cash Flow is a key performance measure that our management uses to assess our liquidity. Because Free Cash Flow facilitates internal comparisons of our historical liquidity on a more consistent basis, we use this measure for business planning purposes. “Free Cash Flow” is defined as net cash provided by operating activities, less purchases of property, equipment, and intangible assets and investment in website development and internal-use software in investing activities.

Some of the limitations of Free Cash Flow include (i) Free Cash Flow does not represent our residual cash flow for discretionary expenditures and our non-discretionary commitments, and (ii) Free Cash Flow includes capital expenditures, the benefits of which may be realized in periods subsequent to those in which the expenditures took place. In evaluating Free Cash Flow, you should be aware that in the future we will have cash outflows similar to the adjustments in this presentation. Our presentation of Free Cash Flow should not be construed as an inference that our future results will be unaffected by these cash outflows or any unusual or non-recurring items. When evaluating our performance, you should consider Free Cash Flow in addition to, and not as a substitute for, other financial performance measures, including our net cash provided by operating activities and other U.S. GAAP results.

Net Cash Provided By Operating Activities to Free Cash Flow Reconciliation
(In Thousands, Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$61,312	$86,385	$300,006	$251,084
Less: purchases of property, equipment, and intangible assets in investing activities	(59,388)	(24,520)	(226,045)	(41,655)
Less: investment in website development and internal-use software in investing activities	(4,493)	(2,365)	(16,546)	(11,095)
Free Cash Flow	$(2,569)	$59,500	$57,415	$198,334

Contacts:
Investor Relations
Bill Newby
Investors@forhims.com

Media Relations
Abby Reisinger-Moley
Press@forhims.com